                                                           Exhibit 10.11(a)



                                                                      CBYNO
                                                        September 30, 1997



                     FOREIGN BOSS RIGHTS ACQUISITION AGREEMENT

    AGREEMENT dated as of September 30, 1997, by and between Ambra Inc., a corporation organized and existing under the laws of Delaware ("Buyer") and
I. C. Isaacs & Company L.P., a limited partnership organized and existing under the laws of Delaware ("Seller").

                                W I T N E S S E T H :

    WHEREAS, Seller has entered into a Worldwide Rights Acquisition Agreement dated as of September 30, 1997 with Brookhurst, Inc. ("Brookhurst") and William Ott to acquire all of Brookhurst's right, title and interest in and to all "BOSS" trademarks and other proprietary interests, if any, related thereto owned by Brookhurst and used in connection with its business throughout the world together with the goodwill symbolized thereby (the "Worldwide Rights Acquisition Agreement").

    WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller's right, title and interest outside of the United States of America and its territories and possessions (hereinafter, the "United States of America") in and to all "BOSS" trademarks and other proprietary interests outside of the United States of America, if any, related thereto acquired and owned by Seller and used in connection with its business outside of the United States of America, together with the goodwill symbolized by such trademarks, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereby agree as follows:

                                      ARTICLE I

                                  PURCHASE AND SALE

     1.1 Purchase and Sale of BOSS Assets. Upon the terms and conditions herein set forth, Seller shall sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer shall purchase from Seller on the Closing Date, the following assets, properties and rights of Seller (the "Trademark Assets"), all of which, taken together, represent the business of Seller operating under the BOSS marks outside of the United States of America acquired from Brookhurst:

     (a) any and all right, title and interest of Seller in and to the trademarks, service marks, trade names, logos, insignias, designs, copyrights (if any), and other proprietary interests therein, containing the term "BOSS" or constituting a stylized B, outside of the United States of America, including, without limitation, all registrations and applications for registration therefor throughout the world but not including the United States of America (collectively, the "Trademarks"), and the goodwill symbolized by the Trademarks relating to their use outside the United States of America, together with all causes of action and the proceeds thereof in favor of Seller heretofore accrued with respect to the Trademarks outside of the United States of America;

     (b) all rights of Seller under license agreements, concurrent use agreements and other agreements listed on Schedule 1.1(b) insofar as they relate to the Trademarks being acquired by Buyer from Seller hereunder, including, without limitation, all rights of Seller under the Worldwide Rights Acquisition Agreement and the Escrow Agreement referred to therein relating to the Trademarks (the "Assumed Agreements") and all files relating thereto, it being agreed that Seller shall retain all of Seller's rights under the Worldwide Rights Acquisition Agreement and the Escrow Agreement insofar as they relate to the trademark properties retained by Seller in the United States of America. In clarification of the foregoing, the parties acknowledge and agree that Buyer shall have recourse directly against Brookhurst and Ott under the Worldwide Rights Acquisition Agreement and the Escrow Fund as defined and set forth in the Escrow Agreement for any matters involving the breach of covenants, representations, warranties or conditions set forth in the Worldwide Rights Acquisition Agreement insofar as they relate to the Trademark Assets acquired by Buyer hereunder from Seller;

    (c) all right, title and interest in and to all records and other information the Selling Parties (as defined in the Worldwide Rights Acquisition Agreement) or either of them have within their possession or control applicable to the products they or either of them have previously licensed under the Trademarks and all trademark files relating to the Trademark Assets.

    (d) any and all copyrights that Seller may own arising outside of the United States of America as a result of designs and other works created by Seller, Brookhurst, or any licensee, nominee or manufacturer of either of them, in connection with the BOSS business.

    1.2 Liabilities. Buyer shall assume the obligations of Seller arising from and after Closing under the Assumed Agreements solely insofar as they relate to the use of the Trademark Assets after Closing. Buyer shall assume no liabilities or obligations, whether now existing or arising in the future, fixed or contingent, known, or unknown, relating to the use by Seller (including, without limitation, use by any of Seller's affiliates, subsidiaries, predecessors or licensees) of the Trademarks and any other matter relating to the conduct of any business relating thereto prior to the Closing ("Excluded Liabilities").

    1.3 Encumbrances. The sale and transfer of the Trademark Assets shall be free and clear of all pledges, security interests, mortgages and liens made or created by Seller ("Encumbrances").

    1.4 Exclusions. Notwithstanding any other provision of this Agreement, Seller makes no representations or warranties of any kind, and shall have no responsibility, liability or obligations whatsoever to Buyer or any affiliate thereof (including, without limitation, for any claims for indemnity), with respect to any matter relating to the Trademark Assets prior to the time Seller acquired the Trademark Assets, including, without limitation, the quality of title, the condition or use of the Trademark Assets or the conduct of the business thereunder prior to the time Seller acquired the Trademark Assets from Brookhurst except as expressly set forth in this Agreement.

                                      ARTICLE II

                                    CONSIDERATION

    2.1 Consideration. In consideration of the sale and transfer of the Trademark Assets to Buyer on the Closing Date, Buyer shall assume any and all obligations of Seller under the Promissory Note in the principal amount of U.S. $11,000,000 of Seller referred to in the Worldwide Rights Acquisition Agreement and payable to the order of Brookhurst (the "Note").

                                      ARTICLE III

                                      THE CLOSING

    3.1 Time and Place of Closing. The closing of the purchase and sale of the Trademark Assets hereunder (the "Closing") shall take place at the offices of Coudert Brothers located at 1114 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. local time on a date agreed to by the parties (the "Closing Date"), which date shall not be later than eight (8) business days following the date on which the applicable waiting period, including any extension thereof, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated by the Worldwide Rights Acquisition Agreement shall have expired.

    3.2 Deliveries To Be Made by the Seller. On the Closing Date, Seller shall have executed and delivered to Buyer the following:

         (a) executed trademark assignments in the forms attached hereto as Exhibit A;

         (b) an agreement of assignment and assumption of Assumed Agreements in the form annexed hereto as Exhibit B (the "Assumption Agreement");

         (c) a concurrent use agreement between Seller and Hugo Boss AG ("Hugo Boss") in the form annexed hereto as Exhibit C (the "Concurrent Use Agreement");

         (d) a foreign manufacturing rights agreement between Seller and Buyer in the form annexed as Exhibit D (the "Foreign Manufacturing Rights Agreement");

         (e) an option agreement between Seller and Buyer in the form annexed as Exhibit F (the "Option Agreement");

     (f) a secured limited recourse promissory note in the form annexed as Exhibit F (the "ICI Note");

     (g) an agreement of assumption of the Note and assignment of all rights related thereto (the "Note Assumption Agreement") in the form annexed hereto as Exhibit G; and

     (h) such other instruments and documents as may be elsewhere herein required.

    3.3 Deliveries To Be Made by Buyer. On the Closing Date, Buyer shall have executed or caused to be executed and delivered to Seller the following:

         (a)  the Note Assumption Agreement;

         (b)  the Assumption Agreement;

         (c)  the Concurrent Use Agreement, duly executed by Hugo Boss;

         (d)  the Foreign Manufacturing Rights Agreement;

         (e)  the Option Agreement;

         (f)  the ICI Note; and

         (g) A Guaranty by Hugo Boss AG of the Note in the form annexed hereto as Exhibit H (the "Guaranty");

         (h) an Agreement regarding Consent to Release and Waiver of Brookhurst Note Claims in the form annexed hereto as Exhibit I (the "Consent Agreement"); and

         (i) such other instruments and documents as may be elsewhere herein required.

                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

    Seller makes the following representations and warranties, each of which is complete and correct on and as of the date hereof. As used in this Agreement, including, without limitation, this Article IV, the term Seller shall not be construed to include reference to Seller's predecessor-in-interest to the Trademark Assets, namely Brookhurst.

    4.1 Organization and Good Standing of the Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

    4.2 Authority; Execution. Seller has all the requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, and each of the other instruments of transfer, conveyance and assignment delivered hereunder, have been duly and validly authorized by all necessary corporate and other action on the part of Seller, and this Agreement and each of such other instruments has been duly executed by Seller. This Agreement constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its respective terms.

    4.3  Breach of Statute or Contract.

     (a) The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the charter documents or by-laws of Seller; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which Seller is a party and which relate to the Trademark Assets or by which Seller is bound, or result in the creation of any Encumbrance upon any of the Trademark Assets pursuant to the terms of any such contract or instrument, or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to Seller (excluding any judgments, orders, writs, injunctions or decrees in any actions or proceedings involving Hugo Boss or its affiliates) or, to the knowledge of Seller, any law or regulation materially adversely affecting Buyer's ability to exploit the Trademark Assets.

    (b) Except as set forth on Schedule 4.3(b), there are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Seller from any Federal, state or local governmental or regulatory body or other third party or, to Seller's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Agreement, or as a condition to the sale, assignment and transfer of the Trademark Assets to be effected hereunder.

    4.4 No Claims or Litigation. Except as set forth on Schedule 4.4(a), no litigation, judicial or arbitral action, claim asserted in writing and received by Seller within the preceding two years or, to the knowledge of Seller, administrative or regulatory proceeding or adversarial proceeding in any trademark office, or governmental investigation involving the Trademark Assets or the transactions contemplated by this Agreement, including, without limitation, any claim of conflict with or violation of any proprietary or other right (collectively, "Litigation") is pending or, to the knowledge of Seller, threatened against Seller. For purposes of the foregoing, "Litigation" shall not be deemed to include any actions, proceedings or claims involving Hugo Boss or its affiliates. Except as set forth on
Schedule 4.4(b), there is no
judgment, order, injunction, decree or award outstanding (whether rendered by a court, tribunal, administrative agency or arbitral tribunal and excluding any judgments, orders, injunctions, decrees or awards in any actions or proceedings involving Hugo Boss or its affiliates), against Seller or referencing Seller by name or, to Seller's knowledge, by which Seller is bound which affects the Trademark Assets or the use of the Trademark Assets in any way.

    4.5 Trademarks. Except as set forth in Schedule 4.5.A, Seller is not currently licensing any person to use or operate under any of the Trademarks. True and complete copies and, if not available, descriptions of all such licenses, including all amendments or modifications, have heretofore been delivered to Buyer. Except as set forth in Schedule 4.5.B, and except for customary sell-off rights granted to alleged infringers, Seller has not affirmatively agreed or consented to the non-use by Seller, or use by any third party, of any mark containing the word BOSS. To Seller's knowledge (such knowledge being based solely on Seller's actual knowledge), the countries in which Seller currently manufactures products bearing the Trademarks are: Hong Kong, Indonesia, Macao, Mexico, People's Republic of
China, Phillipines, Republic of South Korea, Taiwan and Thailand.   Seller
has paid, or will pay within a reasonable period of time, in full (or otherwise to the satisfaction of the invoicing party) all outstanding invoices of domestic and foreign trademark counsel for work done and disbursements incurred on behalf of Seller (whether or not billed on or by the date hereof).

    4.6 No Alienation of Rights By Seller. Except as set forth in the Assumed Agreements or any other documents identified on Schedule 4.5.A or B or Schedule 4.6, Seller has not transferred, assigned, licensed (which license is currently outstanding) or otherwise encumbered with Encumbrances any of its rights in any Trademark Asset.

    4.7  Ownership Trademark Assets.   As between Seller and all affiliates
and other persons or entities who have an ownership interest in Seller (or any affiliate thereof) or who may have been expressly authorized by Seller to use the Trademark Assets, Seller owns all rights in and to the Trademark Assets (as defined in the Worldwide Rights Acquisition Agreement and as acquired from Brookhurst under said agreement).

    4.8 Knowledge. Whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as to Seller's knowledge or words to similar effect, it is intended by the parties that the information attributed to Seller be actually known, or information which should have been known based on reasonable inquiry by the Chairman and Co-Chief Executive Officer, President and Co-Chief Executive Officer or Chief Financial Officer of Seller.

    4.9 Materiality. The phrase "materially adversely affecting Buyer's ability to exploit the Trademark Assets" or words of similar effect, shall be deemed to mean (i) the existence or occurrence at any time from and after the date hereof of any actual harm, or the existence of any reasonably anticipated actual harm, to Buyer's ability to exploit the Trademark Assets or (ii) either (x) the failure of Seller to remedy the breach in question assuming the breach is remediable or (y) the inability of Seller to remedy the breach in question without prejudice to Buyer's ability to exploit the Trademark Assets. For purposes of this Section 4.10, no "actual harm" shall be deemed to exist as to any of the first three claims of harm unless any such claim of harm reasonably involves at least the following amounts in damage or loss:

              First Claim              $35,000
              Second Claim             $25,000
              Third Claim              $25,000

it being agreed that, without prejudice to, or limitation of, Seller's ability to claim that any subsequent claim involves no "actual harm", no such monetary threshold applies to any subsequent claims.

                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby makes the following representations and warranties each of which is complete and correct on and as of the date hereof:

    5.1 Organization and Good Standing of Buyer. Buyer is a corporation duly organized and validly existing under the laws of Delaware. Buyer is a wholly-owned direct subsidiary of Hugo Boss AG, a corporation organized and existing under the laws of the Federal Republic of Germany ("Hugo Boss").

    5.2 Authority; Execution. Buyer has all requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, and each of the other instruments of transfer, conveyance and assignment delivered hereunder, by Buyer have been duly and validly authorized by all necessary corporate and other action on the part of Buyer, and this Agreement and each of such other instruments has been duly executed by Buyer, as applicable. This Agreement constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

    5.3  Breach of Statute or Contract.

   (a) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or by-laws of Buyer; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which Buyer is a party; or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to Buyer (excluding any judgments, orders, injunctions, decrees or awards in any actions or proceedings involving Seller or its affiliates) or, to the knowledge of Buyer, any law or regulation materially adversely affecting Buyer's ability to consummate the transaction contemplated by this Agreement.

     (b) Except as provided in Schedule 5.3(b), there are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Buyer from any Federal, state or local governmental or regulatory body or other third party or, to Buyer's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Agreement, or as a condition to the sale, assignment and transfer of the Trademark Assets to be effected hereunder.

                                    -12

                                      ARTICLE VI

                                      COVENANTS


    6.1  Further Assurances.

         (a) From time to time until the expiration of six (6) years from the Closing Date, upon the request and at the expense of Buyer but without further consideration, Seller shall:

              (i) do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances (including, without limitation, for purposes of transferring record ownership of the Trademark Assets to Buyer) as may be reasonably requested by Buyer for transferring, conveying, assigning and reducing to Buyer's possession, ownership and use of the Trademark Assets, including, without limitation, executing on the Closing Date any assignments of Trademarks in recordable form requested by Buyer; and

              (ii) deliver to Buyer such other records, documentation and information in Seller's possession or control as may be reasonably requested by Buyer to assist Buyer in the use and protection of the Trademark Assets.

     (b) Seller shall keep and preserve any and all invoices, letters of credit, bills of lading, and purchase orders which relate to the Trademark Assets for three (3) years from and after the Closing Date, except as otherwise provided herein. Seller may dispose or destroy any such records, documentation and information at any time, provided that Seller first shall notify Buyer so that Buyer may, at its expense and within a reasonable time after receipt of such notice, obtain from Seller any or all of said records, documentation and information. Seller shall not be responsible for (i) destruction of records caused by an Act of God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

    6.2 Mail and Communications. From and after the Closing Date, Seller shall promptly remit or refer to Buyer any mail or other communications, including, without limitation, any written inquiries, relating solely to the Trademark Assets, and copies of any such mail or communications which relate to the Trademark Assets and other matters, which are received by Seller from and after the Closing for a period of six (6) years from the date hereof.

                                     ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER

    7.1  Conditions Precedent to Obligations of Buyer.   The obligation of
Buyer to consummate the transactions contemplated under this Agreement is subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer):

         (a)  the representations and warranties of Seller set forth in
Article IV hereof shall be true and correct in all material respects as of the Closing Date;

         (b) Seller shall have performed and complied in all material respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date:

         (c) Buyer shall have been furnished with a certificate, dated the Closing Date and executed by an officer of Seller, certifying to the fulfillment of the conditions specified in Sections 7.1(a) and (b);

         (d) a settlement agreement by and among Hugo Boss AG, Hugo Boss USA, Inc., Hugo Boss Fashions, Inc., Brookhurst, Inc., I.C. Isaacs & Company L.P. and Boss Golf Company, Inc. shall have been entered into by all parties thereto including, among other things, (i) settling the action commenced by the filing of a complaint dated February 11, 1993, which complaint was subsequently amended and superseded by Amended Complaint dated November 5, 1993, (ii) providing for the payment by defendants therein to Hugo Boss of U.S. $2,000,000, (iii) settling any and all proceedings between Hugo Boss and Brookhurst or Seller throughout the world (except Canada, Hong Kong and Mexico) and (iv) including the provisions set forth on Exhibit J and otherwise on terms mutually satisfactory to all parties thereto (the "Settlement Agreement") ;

         (e) settlement agreements by and between Hugo Boss and Brookhurst shall have been entered into settling any and all proceedings in Canada, Hong Kong and Mexico on terms mutually satisfactory to all parties thereto (the "Foreign Settlement Agreements");

         (f) stipulated resolutions of all proceedings in Hong Kong by and between Hugo Boss, on the one hand, and third party agents or manufacturers of Seller, on the other, shall have been entered into on terms satisfactory to Hugo Boss (the "Hong Kong Resolutions");

         (g) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement;

         (h) the closing under the Worldwide Rights Acquisition Agreement shall have been completed;

         (i) Seller and all other parties thereto shall have executed and delivered the Foreign Manufacturing Rights Agreement;

         (j) Seller shall have delivered to Buyer possession of (i) an original of each of Seller's Trademark registrations currently in effect;
(ii) an original of any other registrations for the Trademarks to the extent in Seller's possession, custody or control; and (iii) Seller's original trademark application and registration files relating to the Trademarks including, for example, letters or other materials from each of Seller's domestic and foreign trademark counsel showing deadlines for trademark office actions to the extent in Seller's possession, custody or control; provided, however, if any of such items apply to both the Trademark Assets and the trademark properties retained by Seller with respect to its BOSS business in the United States of America, then such information may be provided to Buyer by photocopy rather than original;

         (k) Seller and all other parties thereto shall have executed and delivered the Concurrent Use Agreement;

         (l) Brookhurst and William Ott shall have consented to the assignment and assumption by Buyer of all rights and obligations of Seller under the Note and of all rights and obligations of Seller under the Worldwide Rights Acquisition Agreement (except all "intent-to-use" trademark applications) and Escrow Agreement relating to the Trademark Assets;

         (m) Buyer and Seller shall have entered into a license agreement, consistent with the terms of Exhibit C, providing for an exclusive royalty-free license to Buyer of the right to use the Trademarks which are the subject of intent-to-use applications in the U.S. Patent & Trademark Office ("PTO") which were acquired by Seller from Brookhurst, on the products referred to in said applications, together with the right to have such trademarks transferred to Buyer upon such marks becoming registered with the PTO, and on such other terms as shall be mutually agreed by the parties (the "BOSS GOLF et al. License Agreement"); and

         (n) Hugo Boss and Isaacs shall have executed and delivered the Indemnification Agreement in the form annexed hereto as Exhibit L.

    7.2  Conditions Precedent to Obligations of Seller.   The obligations of
Seller to consummate the transactions contemplated under this Agreement are subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Seller):

         (a)  the representations and warranties of Buyer set forth in
Article V shall be true and correct in all material respects as of the Closing Date;

         (b) Buyer shall have performed and complied in all material respects with all obligations and undertakings required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

         (c) Seller shall have been furnished with a certificate, dated the Closing Date and executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Sections 7.2(a) and (b);

         (d) the Settlement Agreement shall have been entered into by all parties thereto;

         (e) the Foreign Settlement Agreements shall have been entered into by all parties thereto;

         (f)  The Hong Kong Resolutions shall have been entered into;

         (g) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement;

         (h) the closing under the Worldwide Rights Acquisition Agreement shall have been completed;

         (i) Buyer and all other parties thereto shall have executed and delivered the Foreign Manufacturing Rights Agreement;

         (j) Hugo Boss and all other parties thereto shall have executed and delivered the Concurrent Use Agreement; and

         (k) Brookhurst and William Ott shall have consented to the assignment and assumption by Buyer of all rights and obligations of Seller under the Note and of all rights and obligations of Seller under the Worldwide Rights Acquisition Agreement (except all "intent-to-use" trademark applications) and Escrow Agreement relating to the Trademark Assets and Brookhurst and William Ott shall have fully and unconditionally released Seller from such obligations in the form attached hereto as Exhibit K;

         (l) the BOSS GOLF et al License Agreement shall have been entered by all Parties thereto; and

         (m) Hugo Boss and Isaacs shall have executed and delivered the Indemnification Agreement in the form annexed hereto as Exhibit L.

                                     ARTICLE VIII

                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                                   INDEMNIFICATION

    8.1 All representations and warranties contained in or made pursuant to this Agreement shall be continuing and shall survive and remain in full force and effect after the date hereof for a period of five (5) years notwithstanding any investigation conducted by any party hereto. All claims for indemnification under this Agreement shall be brought by the parties exclusively pursuant to, and shall be disposed of exclusively in accordance with the terms of, this Article VIII.

    8.2 Indemnity Obligations of the Selling Parties. The Seller hereby agrees to indemnify and hold Buyer and its parent corporations, subsidiaries, shareholders, affiliates, directors, officers, employees, agents, successors and assigns (collectively, "Buyer Affiliates") harmless from, and to reimburse Buyer and each Buyer Affiliate for, any Buyer Indemnity Claims (as
that term is hereinafter defined) arising under this Agreement.   For
purposes of this Agreement, the term "Buyer Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach by Seller of any representations and warranties of Seller which are contained in or made pursuant to this Agreement; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements, obligations or undertakings made by Seller in or pursuant to this Agreement which shall not be deemed for purposes of this Section 8.2 to include covenants, agreements, obligations or undertakings made by Seller in the agreements attached as Exhibits C, D, E, F and G hereto; (iii) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this Section 8.2; and (iv) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of any matter which is the subject of indemnification under this Section 8.2 and in which and to the proportionate extent Buyer Affiliates prevail.

    8.3 Indemnity Obligations of Buyer. Buyer hereby agrees to indemnify and hold Seller, and its respective subsidiaries, partners, shareholders, affiliates, directors, officers, employees, agents, successors and permitted assigns (collectively, "Seller Affiliates"), harmless from, and to reimburse Seller and each Seller Affiliate for, any Seller Indemnity Claims (as that term, is hereinafter defined) arising under this Agreement which shall not be deemed for purposes of this Section 8.3 to include covenants, agreements, obligations or undertakings made by Buyer in the agreements attached as Exhibits C, D, E, F and G hereto. For purposes of this Agreement, the term "Seller Indemnity Claims" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach of any representations and warranties of Buyer which are contained in or made pursuant to this Agreement; (ii) any breach of nonfulfillment of, or failure to perform, any of the covenants, agreements, obligations or undertakings made by Buyer in or pursuant to this Agreement; (iii) any liabilities or obligations assumed by Buyer pursuant to the terms hereof; (iv) any obligations or liabilities arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this Section 8.3; and (v) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of counsel and accountants) arising out of any matter which is the subject of indemnification under this Section 8.3 and in which and to the proportionate extent Seller Affiliates prevail.

    8.4 Notification of Claims. In the event of the occurrence of any event which any party asserts constitutes a Buyer Indemnity Claim or Seller Indemnity Claim, as applicable, the indemnified party shall provide the indemnifying party with prompt notice of such event, including, without limitation, any facts and circumstances which give rise to such claim, and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure within a reasonable time to give notice or to furnish the indemnifying party with any relevant data and documents in its possession in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as the claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment and compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any liability or obligation not covered by the indemnification obligations of the indemnifying party under this Agreement (including, without limitation, any injunctive relief or other remedy).

    8.5 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, (a) by mutual written agreement of the parties hereto at any time or (b) by either party by written notice to the other party if the Closing Date shall not have occurred on or before December 31, 1997, provided that the right to terminate this Agreement hereunder shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                                      ARTICLE IX

                                       GENERAL

    9.1 Waiver. Any failure of Buyer, on the one hand, or the Seller, on the other, to comply with any of the obligations or agreements set forth in this Agreement or to fulfill any condition set forth in this Agreement may be waived only by written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

    9.2 Notices. All notices, requests or other communications required or permitted hereunder (excluding, however, mail and/or communications covered under paragraph 6.2 hereof) shall be given or made in writing and shall be
(i) delivered personally (including
commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 9.2:

         If to Seller, to:
              I. C. Isaacs & Company L.P.
              3840 Bank Street
              Baltimore, Maryland  21224
              Attention:  President and Co-Chief Executive Officer
              Telecopier:  410/558-2096

              I. C. Isaacs & Company L.P.
              350 Fifth Avenue
              Suite 1029
              New York, New York  10118
              Attention:  Chairman and Co-Chief Executive Officer
              Telecopier:  212/695-7579

         With a copy to:

              Piper & Marbury L.L.P.
              Charles Center South
              36 South Charles Street
              Baltimore, Maryland  21201-3010
              Attention:  Robert J. Mathias, Esq.
              Telecopier:  410/576-1604

         If to Buyer, to:

              Ambra Inc.
              c/o Hugo Boss USA Inc.
              645 Fifth Avenue
              New York, New York  10022
              Attention:  Graziano DeBoni
              Telecopier:  212/940-0619

         With a copy to:

              Coudert Brothers
              1627 I Street, N.W.
              Washington, D.C.  20006
              Attention:  Wendy L. Addiss, Esq.
              Telecopier:  202/775-1168

         and

              Howrey & Simon
              1299 Pennsylvania Avenue, N.W.
              Washington, D.C.  20004
              Attention:  Robert M. Bruskin, Esq.
              Telecopier:  202/383-6610

         If to Hugo Boss, to:

              Hugo Boss AG
              12 Dieselstrasse
              72555 Metzingen, Germany
              Attention:  General Counsel
              Telecopier:  49/7123-942018

         With a copy to:

              Coudert Brothers
              (as specified above)

         and

              Howrey & Simon
              (as specified above)

    Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.

    9.3 No Third Party Beneficiaries. Neither this Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant hereto, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than Buyer and Seller and their respective successors and assigns.

    9.4 Equitable Remedies. Seller, on the one hand, and Buyer, on the other hand, each acknowledge that it will be impossible to measure in money the damages that would be suffered by Buyer and Seller, respectively, if the other party fails to comply with the obligations imposed on it pursuant to paragraphs 1.1, 3.2, 3.3, 6.1 and 6.2 of this Agreement and that, in the event of any such failure, the claiming party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled to equitable relief, including, without limitation, injunctive relief and/or specific performance to enforce such obligations of the other party and, if any action should be brought in equity to enforce any provisions of this Agreement, neither party shall raise the defense that there is an adequate remedy at law. The parties further agree that notwithstanding the provisions of Section 9.12, either party may, in accordance with the provisions of this Section 9.4 hereof, seek immediate injunctive relief in court prior to the initiation of or pending resolution of any dispute in arbitration. Except as expressly provided in this Agreement, all specific remedies provided for in this Agreement are cumulative and are not exclusive of one another or of any other remedies available at law or in equity. Notwithstanding anything to the contrary set forth herein, nothing contained elsewhere in this Agreement, including, without limitation, the monetary thresholds set forth in Section 4.9 with respect to the definition of "actual harm", shall be deemed to limit in any way the availability of equitable relief for any breach of this Agreement.

    9.5 Captions and Paragraph Headings. Captions and paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in interpreting or construing it.

    9.6 Entire Agreement. The making, execution and delivery of this Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the parties acknowledge that a number of different agreements and instruments of which the parties are signatory are all being executed simultaneously, as of the Closing Date, with this Agreement. The parties acknowledge that this Agreement or instrument is to be interpreted and enforced separately and independently of any other such agreement or instrument, and the breach of any such agreement by a party shall not affect the rights of such party under this Agreement. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized representatives. The parties have made no representations or warranties not expressly set forth in this Agreement. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements among the parties relating to the subject matter hereof, except as expressly set forth herein.

    9.7 Counterparts. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    9.8 Assignability. No party hereto may assign any of its interests, rights or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign its rights, but not its obligations, under this Agreement to any entity under common control with Buyer or to any successor in interest to Trademark Assets without the consent of Seller. Any impermissible attempted assignment of this Agreement without such prior written consent shall be void as to the other parties to this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall be permitted to assign and transfer Seller's rights under this Agreement to any parent, subsidiary or other affiliate of Seller if Seller or its successor in interest remains fully liable for the performance of this Agreement by such assignee or transferee and indemnifies Buyer with respect to any costs and damages Buyer may incur because of such assignment or transfer.

    9.9 Expenses. The parties shall each bear their own expenses in connection with the negotiation, execution and delivery of this Agreement and the performance of their respective obligations hereunder.

    9.10 Successors and Assigns. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

    9.11 Governing Law. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder, except as to matters involving issues of foreign trademark law, in which case the applicable foreign trademark laws shall be applied. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

    9.12 Arbitration. Except as provided in paragraph 9.4 above, all disputes arising from or in any way in connection with this Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ( ICC Rules ) by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties. In each such arbitration, each party to the dispute shall appoint one arbitrator within 30 days of receipt by the defendant of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If any such arbitration involves multiple claimants or multiple defendants, nomination of arbitrators shall be governed by the applicable ICC rules. Notwithstanding anything to the contrary contained in the ICC rules:
(i) the arbitration proceedings shall be conducted in the City of New York, State of New York; (ii) the arbitration proceedings shall be conducted in the English language; and (iii) the arbitrators shall apply New York law without regard to such state's choice of law rules, except as to matters involving issues of foreign trademark law, in which case the applicable foreign trademark laws shall be applied. If the non-prevailing party does not comply with an arbitration decision, the prevailing parties may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorneys' fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case, each side shall bear its own costs and attorneys' fees.

    9.13 Confidentiality. This Agreement, its terms, conditions and provisions, and the trade secrets and confidential information of the parties are strictly confidential and shall not be disclosed by either party to any other person or entity without the prior written consent of the other party, or as required by law, (i) except financial institutions (including but not limited to investment bankers and underwriters), attorneys and accountants with which the parties transact business, provided, however, that such third parties agree in writing to abide by the terms of this provision; or (ii) except as appropriate for the parties to protect and/or enforce their respective trademark rights. Buyer and Seller further agree that disclosure of this Agreement within their organizations shall be limited to their respective directors, officers and employees with a "need to know," to carry out the purposes of this Agreement, or to protect the rights of either party.
 Nothing in this provision is intended to prevent or substantially interfere with Seller's or its partners', affiliates' or stockholders' ability to make all disclosures required by law pursuant to offering and selling stock to the public. Notwithstanding the provisions of this Section, in the event of published reports regarding this Agreement or Seller's relationship with Buyer or Hugo Boss, Buyer, Hugo Boss and Seller agree to cooperate in good faith to provide appropriate public responses and comments and the parties shall be free to make accurate public statements which are appropriate to correct or clarify the public record.

    IN WITNESS WHEREOF, the parties have duly signed this Agreement the day and year first written above.

                             I. C. ISAACS & COMPANY L.P., a Delaware
                             limited partnership


                             By:  /s/ Robert J. Arnot
                                 ----------------------------------
                                  Name:   Robert J. Arnot
                                  Title:  Chairman and Co-Chief Executive
                                            Officer


                             By:   /s/ Gerald W. Lear
                                  -----------------------------------
                                  Name:   Gerald W. Lear
                                  Title:  President and Co-Chief Executive
                                            Officer

                             AMBRA INC.


                             By:  /s/ Jorg-Viggo Muller
                                  ------------------------------------
                                  Name:
                                  Title:



    Hugo Boss AG ("Hugo Boss") hereby irrevocably and unconditionally guarantees to Seller the full and timely performance of Buyer's obligations to Seller under this Agreement. Hugo Boss covenants and agrees to indemnify and save harmless Seller from and against any damage, liability and expense resulting from Buyer's breach of this Agreement.

                             HUGO BOSS AG



                             By:   /s/ Jorg-Viggo Muller
                                 ---------------------------------------
                                  Name:
                                  Title:

                      FOREIGN BOSS RIGHTS ACQUISITION AGREEMENT

                                       EXHIBITS



Exhibit A                    Trademark Assignments

Exhibit B                    Assumption Agreement

Exhibit C                    Concurrent Use Agreement

Exhibit D                    Foreign Manufacturing Rights Agreement

Exhibit E                    Option Agreement

Exhibit F                    The ICI Note

Exhibit G                    Note Assumption Agreement

Exhibit H                    Hugo Boss AG Guaranty

Exhibit I                    Consent Agreement

Exhibit J                    Certain Provisions in Settlement Agreement

Exhibit K                    Form of Release

Exhibit L                    Indemnification Agreement

                                                                       FOREIGN

                                 SCHEDULE 1.1(b)

                                ASSUMED AGREEMENTS

For all of the following agreements to the extent they apply outside the U.S.:

1. Trademark License Agreement by and between Brookhurst, Inc. and ProGroup, Inc. dated February 1, 1993.

2. Agreement by and between Brookhurst, Inc. and Boss Manufacturing Company dated January 17, 1994.

3. Settlement Agreement by and between Brookhurst, Inc. and Bravo Corporation dated January 21, 1997.

4. Agreement by and between Brookhurst, Inc. and Hi-Tech Golf, Inc. dated July 20, 1994.

5. Settlement Agreement by and between Brookhurst, Inc. and Le Boss Sports Wear, Inc. dated August 9, 1994.

6. Settlement Agreement by and between Brookhurst, Inc. and Hassan Nijem d.b.a. W-Two Tees dated March 31, 1995.

7. Agreement by and between Brookhurst, Inc. and Cooper Industries, Inc. dated July 19, 1993.

8. Agreement by and between Brookhurst, Inc. and Dayang International, Inc. dated February 28, 1994.

9. Agreement by and between Brookhurst, Inc. and Dong Jin Trading Co., Inc. dated February 28, 1994.

10. Agreement by and between The Boss Group Companies and Millie and Sol Friedman dated June 9, 1983.

11. Stipulation Terminating Opposition by and between Boss Group Companies, Inc. and Levi Strauss & Co. dated June, 1976.

12. Agreement by and between Brookhurst, Inc., Yogi Enterprises, Inc. and New York Wholesale dated February 21, 1994.

                                                                      FOREIGN

                                SCHEDULE 4.3(b)

                        THIRD PARTY CONSENTS AND WAIVERS

Hart-Scott-Rodino approval.

Approval from secured lender, Congress Financial Corporation.

                                                                      FOREIGN

                              SCHEDULE 4.4(a)

                                LITIGATION


CANADA

Brookhurst, Inc. v. Hugo Boss AG, Hugo Boss Canada Inc., Carrera Optic AG, Falke Fashion, Siga Corp., La Seta Mantero, S.p.A., Franz Falke-Rohen Strumpffabriken, New Pel, S.p.A., Federal Court of Canada, Court No. T-1333-93

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS ELEMENTS, Application Number 766,156, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS HUGO BOSS ELEMENTS, Application Number 766,155, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark HUGO HUGO BOSS & DESIGN, Application Number 740,329, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark HUGO HUGO BOSS DESIGN, Application Number 732,019, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS HUGO BOSS DESIGN, Application Number 701,377, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BALDESSARINI HUGO BOSS DESIGN, Application Number 732,110, owned by Hugo Boss AG


HONG KONG, CHINA AND MACAU

     See attached.


JAPAN

     See attached.

                                                                      FOREIGN

                                  SCHEDULE 4.4(a)


MEXICO

      Letters received from Merchant & Gould dated August 22 and September 4, 1997.

                         LIST OF HONG KONG PROCEEDINGS

                                         DATE OF CEASE AND       DATE OF WRIT            1996
                                           DESIST LETTER                             ACTION NO.

Brookhurst, Inc. vs. Hugo Boss AG          16 August 1996       20 September 1996      10808

Brookhurst, Inc. vs. Hugo Boss AG          16 August 1996       20 December 1996       14585
and Hugo Boss Hong Kong Limited

Hugo Boss AG vs. CAC Garment Ltd.          26 July 1996         24 September 1996      10896

Hugo Boss AG vs. Chungkuo Chung            26 July 1996         24 September 1996      10897
Fah Co Ltd

Hugo Boss AG vs. P'NT
Merchandising Co Ltd                       13 July 1996         24 September 1996      10898

Hugo Boss AG and Hugo Boss Hong                                 13 July 1996            8707
Kong Limited vs. Ace Merchandising
Corp.(a firm)(3rd party)
Pro-Knit Mfg. Ltd. (Defendant)

Hugo Boss AG vs. Gofar Textiles            13 July 1996         5 August 1996          8857
Limited

Hugo Boss AG and Hugo Boss Hong                                 Amended                174
Kong Limited vs. Dodge International                            Statement of Claim
Trading Ltd, Dodge Knitting Company                             pursuant to
Ltd, Dodge Trading Ltd (5th to 7th                              Summons dated 9
Defendants);                                                    August 1995
(Sun Cheung Tak Manufacturing Ltd,
Cheung Fat Trading Co. (a firm)(1st
and 4th Defendants); Garment Express
Fashions Co.(a firm)(2nd Defendant);
Hari Sharan (HK) Co. (3rd Defendant);
Wah Kel Garment Co. (a firm)(8th and
9th Defendants))

Times Trademark Industrial Ltd.            28 October 1996

                            LIST OF MACAU PROCEEDINGS

                                         DATE OF CEASE AND       DATE OF WRIT            1996
                                           DESIST LETTER                             ACTION NO.


Fabrica de Vestuario Best Found            26 July 1996                --
Limitada (received by Eldex Limited
in HK)


                          [LIST OF PRC PROCEEDINGS]

                                         DATE OF CEASE AND       DATE OF WRIT            1996
                                           DESIST LETTER                             ACTION NO.

[Hugo Boss AG vs. Boss Sportswear          unknown              unknown
(USA), Inc.]


                                     JAPAN
                                     -----

              List of All Legal Matters Involving Boss Trademark


TRIALS

------------------------------------------------------------------------------
Trial No.          Our Case
------------------------------------------------------------------------------
554/1993           S7069            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 695865 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
555/1993           S7070            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 695865 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
564/1993           S7071            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2190696 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
565/1993           S7072            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2190696 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
566/1993           S7073            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2190696 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
567/1993           S7074            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2190696 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
568/1993           S7075            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2190696 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------
569/1993           S7076            Non-Use Cancellation
                                    Trial against Trademark
                                    Reg. No. 2197845 "BOSS"
                                    owned by Hugo Boss A.G.
------------------------------------------------------------------------------

                                                                FOREIGN

                                  SCHEDULE 4.4(b)
                               JUDGMENTS AND ORDERS


See Schedule 4.5.B for references to Levi Strauss & Co.

                                                                        FOREIGN
                                  SCHEDULE 4.5.A

                               CURRENT BOSS LICENSES

LICENSE AGREEMENT dated August 11, 1994 by and between BROOKHURST, INC. and I.C. ISAACS & CO., L.P.

TRADEMARK LICENSE AGREEMENT dated February 1, 1993 by and between BROOKHURST, INC. and PROGROUP, INC.

TRADEMARK LICENSE AGREEMENT dated August 25, 1992 by and between BROOKHURST, INC. and BOSS AMERICA, S.A. DE C.V.: terminated but there are sell-off rights in Paragraph Thirteenth of said Agreement.

                                                                        FOREIGN

                                SCHEDULE 4.5.B

                        AGREEMENTS RE USE OF TRADEMARK

1. Agreement by and between Brookhurst, Inc. and Boss Manufacturing Company dated January 17, 1994.

2. Settlement Agreement by and between Brookhurst, Inc. and Bravo Corporation dated January 21, 1997.

3.   Letter to Jeffrey A. Pine, attorney for Enjoylife, Inc. dated April 30,
     1993.

4. Agreement by and between Brookhurst, Inc. and Hi-Tech Golf, Inc. dated July 20, 1994.

5. Settlement Agreement by and between Brookhurst, Inc. and Le Boss Sports Wear, Inc. dated August 9, 1994.

6. Settlement Agreement by and between Brookhurst, Inc. and Hassan Nijem d.b.a. W-Two Tees dated March 31, 1995.

7. Trademark License Agreement by and between Brookhurst, Inc. and ProGroup, Inc. dated February 1, 1993.

8. Letter to John F. McKenna, Jr., Esq., attorney for Boss Uniform Service, from Roger A. Browning, attorney for The Boss Group Companies, dated March 20, 1974.

9. Agreement by and between Brookhurst, Inc. and Cooper Industries, Inc. dated July 19, 1993.

10. Agreement by and between Brookhurst, Inc. and Dayang International, Inc. dated February 28, 1994.

11. Agreement by and between Brookhurst, Inc. and Don Jin Trading Co., Inc. dated February 28, 1994.

12. Agreement by and between The Boss Group Companies and Millie and Sol Friedman dated June 9, 1983.

13. Letter from William H. Pavitt, Jr., attorney for Boss Group Companies, Inc., to Claude W. Lowe, Esq., attorney for H.D. Lee Company, dated January 13, 1976.

14. Stipulation Terminating Opposition by and between Boss Group Companies, Inc. and Levi Strauss & Co. dated June, 1976.

                                                                       FOREIGN

                                 SCHEDULE 4.5.B

15. Agreement (undated and unsigned) by and between Boss Group Companies, Inc. and Levi Strauss & Co.

16. Agreement by and among Brookhurst, Inc., Yogi Enterprises, Inc. and New York Wholesale dated February 21, 1994.

17.  Letter Agreement by and between Brookhurst, Inc. and Reebok
     International Limited dated May 28, 1993.

18. Settlement Agreement by and among Brookhurst, Inc., Hugo Boss AG and Stefano Herren Mode dated January 6, 1988.

                                 SCHEDULE 4.6

                             ALIENATION OF RIGHTS




NONE

                                                                       FOREIGN


                                SCHEDULE 5.3(B)

                              THIRD PARTY CONSENTS




NONE